                                                                    Exhibit 99.1


[SOUTHWEST BANCORP, INC. LOGO]


                 SOUTHWEST BANCORP, INC. REPORTS RECORD EARNINGS


CONTACT:      RICK GREEN, PRESIDENT & C.E.O.
              KERBY E. CROWELL, EXECUTIVE VICE PRESIDENT & C.F.O.
TELEPHONE:    (405) 372-2230
RELEASE DATE: APRIL 21, 2005


         April 21, 2005, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc.
(Nasdaq National Market--OKSB, OKSBO), ("Southwest"), the Oklahoma-based parent company of the Stillwater National Bank and Trust Company ("Stillwater National") and SNB Bank of Wichita ("SNB Wichita"), today reported record net income for the first quarter of 2005 of $5.4 million, a 28% increase from the $4.2 million reported for the first quarter of 2004. Diluted earnings per share were $0.43 compared to $0.34 per share for the 2004 period, an increase of 26%. The first quarter of 2005 was also the seventh consecutive quarter of increased earnings.

         2004 RESULTS AND FOCUS

         o Total assets of $2.0 billion; a 4% increase from the $1.9 billion reported at year-end 2004.

         o Total loans of $1.7 billion; a 3% increase from the $1.6 billion reported at year-end 2004.

         o   Net Income: $5.4 million; a 28% increase from first quarter 2004.

         o Diluted earnings per share: $0.43; a 26% increase from first quarter 2004.

         o   Dividends per share: $0.075; a 7% increase from first quarter 2004.

         o   Return on average equity: 16.73% for the first quarter 2005.

         o   GAAP-based efficiency ratio: 48.94% for the first quarter 2005.

STRATEGIC PERSPECTIVE

         "At Southwest, we focus on converting our strategic vision into long-term shareholder value. This vision includes long term goals for increasing our earnings and banking assets from our operations in Oklahoma, Texas, and Kansas that specialize in serving medical, professional, business and commercial real estate customers and from our more traditional, banking operations," said Rick Green, President and Chief Executive Officer. "Southwest's earnings growth for the first quarter of 2005 is primarily the result of loan growth and our focus on increasing net interest income by careful management of interest margins and funding. Other initiatives also contributed, including continued emphasis on appropriately pricing loan renewals, commercial loan participation sales, and service charge increases."

ADDITIONAL FINANCIAL INFORMATION

         Net income for the first quarter of 2005 was $5.4 million, up $1.2 million, or 28%, from the same period in 2004. Basic earnings per share for 2005 were $0.44, up 26% from $0.35 in 2004. Diluted earnings per share of $0.43 increased 26% over 2004.

         Net interest income increased $5.5 million, or 35% from the first quarter of 2004. Noninterest income for the first quarter of 2005 increased $602,000 from the $3.1 million reported for the same period in 2004 due primarily to a $388,000 increase in gains on sale of student loans. Noninterest income also benefited from a $228,000 increase in service charges and fees on deposit accounts and a $128,000 increase in other noninterest income. These increases were partially offset by a $45,000 reduction in gains on sale of residential mortgage loans and a $96,000 reduction in gains on sale of other loans.

         The provision for loan losses of $4.3 million increased $2.7 million, or 161%, from 2004. Noninterest expense of $12.1 million increased $1.6 million, or 16%, from the $10.5 million reported for the first quarter of 2004, primarily as a result of a $1.1 million increase in personnel expense. Increases also occurred in occupancy expense ($115,000), FDIC and other insurance ($22,000), other real estate expense ($147,000), and general and administrative expense ($295,000).

ALLOWANCE FOR LOAN LOSSES AND RESERVE FOR UNFUNDED LOAN COMMITMENTS

           At the beginning of 2005, Southwest established a reserve for unfunded loan commitments as a liability on Southwest's statement of financial condition. The reserve formerly was presented within the allowance for loan losses. At March 31, 2005, this reserve for unfunded loan commitments was $953,000, the same amount previously included in the allowance for loan losses at December 31, 2004. The amounts of the allowance for loan losses and other financial information for December 31, 2004 and March 31, 2004 presented in this release also reflect the reclassification of the reserve for unfunded loan commitments from the allowance for loan losses to a separate liability account. At March 31, 2005, the allowance for loan losses was $19.7 million, an increase of $669,000, or 4%, from the allowance for loan losses at year-end 2004. At March 31, 2005, the allowance for loan losses was 1.17% of total loans, unchanged from year-end 2004. Management believes the amount of the allowance is appropriate, given its systematic methodology for calculating the allowance. That methodology is designed to estimate inherent losses on total loans in the portfolio, including those on nonperforming loans.

NONPERFORMING ASSETS

         Nonaccrual loans totaled $12.7 million at March 31, 2005, compared to $22.2 million at December 31, 2004, $28.5 million at September 30, 2004 and $13.5 million at March 31, 2004. Total nonperforming loans of $13.9 million decreased $9.3 million, or 40%, from year-end 2004, and represented 0.83% of total loans, compared to 1.43% of total loans at year-end 2004. At March 31, 2005, $2.0 million, or 14%, of loans classified as nonperforming were guaranteed by United States agencies or U.S. government sponsored entities.

         Mr. Green said, "Much of our business is commercial lending. As a result, weakness in one or a few large credits can have a significant impact on our nonperforming loan totals. Through the years, however, we have demonstrated the ability to resolve problem commercial loans. We reduced our total nonperforming loans by $9.3 million in the first quarter of 2005 and $7.8 million in the fourth quarter of 2004 through resolution, foreclosure, or charge-off. Other real estate at March 31, 2005, was $11.9 million, up $7.0 million from year-end 2004 and $9.4 million from September 30, 2004, due to the acquisition of property securing loans that had been classified as nonperforming. Total nonperforming assets at March 31, 2005, were $25.8 million, down $2.3 million, or 8%, from year-end 2004 and down $7.5 million, or 22%, from September 30, 2004.

FINANCIAL CONDITION

         At March 31, 2005, total assets were $2.0 billion, an $80.8 million increase from the end of 2004. Total portfolio loans (loans other than those held for sale) at March 31, 2005 were $1.3 billion, up $4.3 million, or less than 1%, from year-end 2004. Loans held for sale, which are primarily guaranteed student loans, grew by $45.6 million during the first quarter of 2005. (See "Forward Looking Statements" below.)

SECURITIES

         Southwest's common stock is traded on the NASDAQ National Market under the symbol OKSB. Market makers for Southwest's common stock include Stifel Nicolaus & Co., Goldman Sachs & Co., Keefe Bruyette & Woods Inc., Merrill Lynch, RBC Capital Markets Corp., UBS Capital Markets, L.P., Morgan Stanley & Co., Inc., Sandler O'Neill & Partners, FTN Midwest Securities Corp., Citigroup Global Markets, Inc., Jefferies & Company, Inc., and Lehman Brothers, Inc.

         Trust preferred securities of Southwest's subsidiary, SBI Capital Trust, trade on the NASDAQ National Market under the symbol OKSBO. Southwest intends to redeem these $25.0 million, 9.30%, cumulative trust preferred securities during 2005.

SOUTHWEST BANCORP AND SUBSIDIARIES

         Southwest is the financial holding company for Stillwater National Bank and Trust Company, SNB Bank of Wichita, and Southwest's management consulting subsidiaries, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Southwest is an independent company, not controlled by other organizations or individuals. Southwest pursues an established strategy of independent operation for the benefit of all of its shareholders.

         A substantial portion of Southwest's current business and focus for the future are services for local businesses, their primary employees, healthcare facilities and professionals, and other managers and professionals. Southwest seeks to be the premier financial services company for its selected markets. Information regarding Southwest can be retrieved via the Internet, at www.oksb.com. Southwest, Stillwater National, and SNB Wichita offer commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting and other financial services from offices in Stillwater, Tulsa, Oklahoma City, and Chickasha, Oklahoma, Wichita, Kansas and metropolitan Dallas, Austin and San Antonio, Texas; loan production offices in Kansas City, Kansas, and on the campuses of Oklahoma State University-Tulsa and the University of Oklahoma Health Sciences Center-Oklahoma City; and on the Internet. Southwest intends to focus its efforts on markets with characteristics that will allow it to capitalize on its strengths, and to continue establishing new offices in those markets. Southwest considers acquisitions of other financial institutions and other companies, from time to time, although it does not have any specific agreements or understandings for any such acquisition at present. Southwest also extends loans to borrowers in Oklahoma and neighboring states through participations with correspondent banks. Information regarding products and services of Stillwater National and SNB Wichita, including SNB DirectBanker(R), Southwest's online banking product, can be retrieved via the Internet, at www.banksnb.com and www.snbwichita.com. The Stillwater National and SNB Wichita web sites and online banking technology are frequently updated in response to the changing needs of the large base of Internet banking customers.

FORWARD-LOOKING STATEMENTS

         This Press Release includes forward-looking statements, such as: statements of Southwest's goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest's ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate its future results.

         Southwest previously announced that the yields on new guaranteed private student loans will be substantially less than those made during 2004. This yield reduction is expected to reduce the profitability of student lending and Southwest's secondary market segment in 2005, but had no material effect on first quarter 2005 earnings and will not affect the profitability of Southwest's other operating segments. Southwest anticipates continued growth in guaranteed student lending in 2005.

                             SOUTHWEST BANCORP, INC.

            UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


------------------------------------------------------------------------------------------------------------
                                                                                  MARCH 31,     DECEMBER 31,
 (Dollars in thousands, except per share data)                                      2005           2004
------------------------------------------------------------------------------------------------------------
 Assets
 Cash and due from banks                                                       $    41,437     $    24,097
 Federal funds sold                                                                  6,400               -
----------------------------------------------------------------------------------------------------------
      Cash and cash equivalents                                                     47,837          24,097
 Investment securities:
      Held to maturity, fair value $2,485 (2005) and $2,509 (2004)                   2,489           2,495
      Available for sale, amortized cost $203,844 (2005) and $205,393 (2004)       199,418         204,092
      Federal Reserve Bank and Federal Home Loan Bank Stock, at cost                13,587          13,464
 Loans held for sale                                                               400,179         354,557
 Loans receivable, net of allowance for loan losses
      of $19,660 (2005) and $18,991 (2004)                                       1,253,939       1,250,327
 Accrued interest receivable                                                        16,614          15,091
 Premises and equipment, net                                                        19,876          19,860
 Other assets                                                                       40,630          29,804
----------------------------------------------------------------------------------------------------------
             Total assets                                                      $ 1,994,569     $ 1,913,787
==========================================================================================================

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Deposits:
      Noninterest-bearing demand                                               $   198,821     $   183,738
      Interest-bearing demand                                                       65,045          57,359
      Money market accounts                                                        365,835         379,818
      Savings accounts                                                               8,602           8,108
      Time deposits of $100,000 or more                                            681,927         609,670
      Other time deposits                                                          308,704         261,365
----------------------------------------------------------------------------------------------------------
          Total deposits                                                         1,628,934       1,500,058
 Accrued interest payable                                                            6,270           4,911
 Income tax payable                                                                  2,001           2,266
 Other borrowings                                                                  147,908         200,065
 Other liabilities                                                                   6,589           7,370
 Reserve for unfunded loan commitments                                                 953             953
 Subordinated debentures                                                            72,180          72,180
----------------------------------------------------------------------------------------------------------
             Total liabilities                                                   1,864,835       1,787,803
 SHAREHOLDERS' EQUITY:
      Common stock - $1 par value; 20,000,000 shares authorized;
          12,243,042 shares issued and outstanding                                  12,243          12,243
      Paid in capital                                                                8,347           7,993
      Retained earnings                                                            112,377         107,905
      Accumulated other comprehensive loss                                          (2,709)           (797)
      Treasury stock, at cost; 49,915 (2005) and 138,189 (2004) shares                (524)         (1,360)
----------------------------------------------------------------------------------------------------------
             Total shareholders' equity                                            129,734         125,984
----------------------------------------------------------------------------------------------------------
             Total liabilities & shareholders' equity                          $ 1,994,569     $ 1,913,787
==========================================================================================================


                             SOUTHWEST BANCORP, INC.

                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------
                                                           For the three months
                                                              ended March 31,
 (Dollars in thousands)                                     2005        2004
--------------------------------------------------------------------------------
 INTEREST INCOME:
      Interest and fees on loans                           $29,923     $20,804
      Investment securities                                  2,003       1,953
      Other interest-bearing assets                             20           1
------------------------------------------------------------------------------
          Total interest income                             31,946      22,758

 INTEREST EXPENSE:
      Interest-bearing deposits                              7,941       4,837
      Other borrowings                                       1,668       1,222
      Subordinated debentures                                1,245       1,081
------------------------------------------------------------------------------
          Total interest expense                            10,854       7,140
------------------------------------------------------------------------------

 Net interest income                                        21,092      15,618

 Provision for loan losses                                   4,309       1,649

 OTHER INCOME:
      Service charges and fees                               2,495       2,267
      Gain on sales of loans receivable                        853         606
      Gain (loss) on sales of investment securities              -           1
      Other noninterest income                                 372         244
------------------------------------------------------------------------------
          Total other income                                 3,720       3,118

 OTHER EXPENSE:
      Salaries and employee benefits                         6,212       5,159
      Occupancy                                              2,346       2,231
      FDIC and other insurance                                 117          95
      Other real estate                                        164          17
      General and administrative                             3,305       3,010
------------------------------------------------------------------------------
          Total other expenses                              12,144      10,512
------------------------------------------------------------------------------
 Income before taxes                                         8,359       6,575
      Taxes on income                                        2,973       2,373
------------------------------------------------------------------------------
 Net income                                                $ 5,386     $ 4,202
==============================================================================

                             SOUTHWEST BANCORP, INC.

                  UNAUDITED AVERAGE BALANCES, YIELDS AND RATES


----------------------------------------------------------------------------------------------------------------
                                                                                 For the three months ended
 (Dollars in thousands)                                                                 March 31, 2005
----------------------------------------------------------------------------------------------------------------
                                                                                        Interest
                                                                        Average          Income/       Average
                                                                        Balance          Expense      Yield/Rate
                                                                       -----------------------------------------
 ASSETS
 Total loans and leases                                                  $1,713,666        $29,923         7.08%
 Investment securities                                                      218,570          2,003         3.72
 Other interest-earning assets                                                3,393             20         2.39
---------------------------------------------------------------------------------------------------------------
       Total interest-earning assets                                      1,935,629         31,946         6.69
 Other assets                                                                83,676
-----------------------------------------------------------------------------------
       Total assets                                                      $2,019,305
===================================================================================

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Interest-bearing demand deposits                                        $   64,266        $    76         0.48%
 Money market accounts                                                      377,642          1,904         2.04
 Savings accounts                                                             8,539              5         0.24
 Time deposits                                                              943,008          5,956         2.56
---------------------------------------------------------------------------------------------------------------
       Total interest-bearing deposits                                    1,393,455          7,941         2.31
 Other borrowings                                                           222,330          1,668         3.04
 Subordinated debentures                                                     72,180          1,245         6.90
---------------------------------------------------------------------------------------------------------------
       Total interest-bearing liabilities                                 1,687,965         10,854         2.61
                                                                                           --------------------
 Noninterest-bearing demand deposits                                        185,636
 Other liabilities                                                           15,126
 Shareholders' equity                                                       130,578
-----------------------------------------------------------------------------------
       Total liabilities and shareholders' equity                        $2,019,305
===================================================================================

 Net interest income                                                                       $21,092
===============================================================================================================
 Interest rate spread                                                                                      4.08%
================================================================================================================
 Net interest margin (1)                                                                                   4.42%
================================================================================================================
 Ratio of average interest-earning assets
       to average interest-bearing liabilities                               114.67%
===================================================================================

 Net interest income and margin
       (tax-equivalent basis) (2)                                                          $21,138         4.43%
===============================================================================================================


(1)  Net interest margin = net interest income / total interest-earning assets
(2) In order to make pretax income and resultant yields on tax-exempt investments and loans comparable to those on taxable investments and loans, a tax-equivalent on taxable investments and loans, a tax equivalent adjustment is made equally to interest income and income tax expense with no effect on after tax income. The tax equivalent adjustment has been computed using a federal income tax rate of 35%.

                             SOUTHWEST BANCORP, INC.

                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS


----------------------------------------------------------------------------------------
                                                               For the three months
                                                                  ended March 31,
 (Dollars in thousands, except per share data)               2005                2004
----------------------------------------------------------------------------------------
 PER COMMON SHARE DATA:
----------------------------------------------------------------------------------------
 Basic Earnings                                            $      0.44       $      0.35
 Diluted Earnings                                                 0.43              0.34
 Book value (at period end)                                      10.64              9.55
 Dividends declared                                               0.075             0.070

----------------------------------------------------------------------------------------
 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
----------------------------------------------------------------------------------------
 Basic                                                      12,154,300        11,995,400
 Diluted                                                    12,628,862        12,463,367

----------------------------------------------------------------------------------------
 KEY RATIOS:
----------------------------------------------------------------------------------------
 Return on average assets                                         1.08%             1.02%
 Return on average total shareholders' equity                    16.73%            14.99%
 Efficiency ratio                                                48.94%            56.11%

----------------------------------------------------------------------------------------
 LOAN COMPOSITION AS OF PERIOD END:
----------------------------------------------------------------------------------------
 Real estate mortgage:
      Commercial                                           $   527,137       $   431,240
      One-to-four family residential                            91,738            83,897
 Real estate construction                                      244,491           225,727
 Commercial                                                    394,772           384,680
 Installment and consumer:
      Guaranteed student loans                                 390,492           268,270
      Other                                                     25,148            25,468
                                                           -----------       -----------
          Total loans, including loans held for sale       $ 1,673,778       $ 1,419,282
 Less:  Allowance for loan losses                              (19,660)          (15,444)
                                                           -----------       -----------
          Total loans, net                                 $ 1,654,118       $ 1,403,838
                                                           ===========       ===========


                             SOUTHWEST BANCORP, INC.

                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS


------------------------------------------------------------------------------------------------------------------------
                                                                                              At
                                                                          At March 31,    December 31,     At March 31,
 (Dollars in thousands, except per share data)                               2005             2004             2004
------------------------------------------------------------------------------------------------------------------------
 ASSET QUALITY AS OF PERIOD END:
------------------------------------------------------------------------------------------------------------------------
 Nonaccrual loans (1)                                                      $   12,737       $   22,230       $   13,497
 Restructured loans                                                                 -                -                -
 90 day past due and accruing (2)                                               1,117              929            2,284
                                                                           ----------       ----------       ----------
      Total nonperforming loans (3)                                        $   13,854       $   23,159       $   15,781
                                                                           ==========       ==========       ==========
 Other real estate owned                                                   $   11,902       $    4,937       $    1,938
 Allowance for loan losses as a percentage of total loans                        1.17%            1.17%            1.09%
 Allowance for loan losses as a percentage of nonperforming
      loans                                                                    141.91%           82.00%           97.86%
 Nonperforming loans as a percentage of total loans                              0.83%            1.43%            1.11%
 Nonperforming assets as a percentage of total loans and other
      real estate                                                                1.53%            1.72%            1.25%

 Total charge-offs                                                         $    3,858       $   10,034       $    1,449
 Total recoveries                                                                 218            1,148              180
                                                                           ----------       ----------       ----------
      Net charge-offs                                                      $    3,640       $    8,886       $    1,269
                                                                           ==========       ==========       ==========
 Net charge-offs as a percentage of average loans                                0.86%            0.58%            0.37%

------------------------------------------------------------------------------------------------------------------------
 CAPITAL RATIOS AS OF PERIOD END:
------------------------------------------------------------------------------------------------------------------------
 Leverage ratio                                                                  8.75%            8.61%            9.21%
 Tier I capital ratio                                                           11.03%           10.88%           11.10%
 Total capital ratio                                                            13.89%           13.92%           14.63%
 Tier I capital                                                            $  176,397       $  168,847       $  151,818
 Total capital                                                                222,289          216,038          200,068
 Total risk adjusted assets                                                 1,599,780        1,552,326        1,367,881

------------------------------------------------------------------------------------------------------------------------
 OTHER MISCELLANEOUS INFORMATION AS OF PERIOD END:
------------------------------------------------------------------------------------------------------------------------
 Goodwill                                                                  $      194       $      194       $      194
 Mortgage Servicing Rights                                                      1,217            1,213            1,137
 Non-mortgage Servicing Rights                                                     72               76               86
                                                                           ----------       ----------       ----------
      Total Intangible Assets                                              $    1,483       $    1,483       $    1,417
                                                                           ==========       ==========       ==========

 1-4 family mortgage loans serviced for others                             $  126,202       $  125,353       $  122,751
 Intangible amortization expense                                                   86              327               79

 FTE employees (at period end)                                                    367              355              333
 Number of ATMs                                                                   292              289              288
 Number of branches (4)                                                            13               11                9
 Number of loan production offices                                                  3                5                2



(1) The government-guaranteed portion of loans included in these totals were $2.0 million, $1.4 million, and $1.0 million, respectively.
(2) The government-guaranteed portion of loans included in these totals were $27,000, $38,000, and $96,000, respectively.
(3) The government-guaranteed portion of loans included in these totals were $2.0 million, $1.5 million, and $1.1 million, respectively.
(4) Includes branches for which regulatory approval has been received, but which were not accepting deposits at March 31, 2005.

                             SOUTHWEST BANCORP, INC.


                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                        For the three months
                                                            ended March 31,
(Dollars in thousands, except per share data)            2005            2004
-------------------------------------------------------------------------------
PER COMMON SHARE DATA:
-------------------------------------------------------------------------------
Basic Earnings                                      $      0.44     $      0.35
Diluted Earnings                                           0.43            0.34
Book value (at period end)                                10.64            9.55
Dividends declared                                        0.075           0.070
-------------------------------------------------------------------------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
-------------------------------------------------------------------------------
Basic                                                12,154,300      11,995,400
Diluted                                              12,628,862      12,463,367
-------------------------------------------------------------------------------
KEY RATIOS:
-------------------------------------------------------------------------------
Return on average assets                                   1.08%           1.02%
Return on average total shareholders' equity              16.73%          14.99%
Efficiency ratio                                          48.94%          56.11%
-------------------------------------------------------------------------------
LOAN COMPOSITION AS OF PERIOD END:
-------------------------------------------------------------------------------
Real estate mortgage:
   Commercial                                       $   527,137     $   431,240
   One-to-four family residential                        91,738          83,897
Real estate construction                                244,491         225,727
Commercial                                              394,772         384,680
Installment and consumer:
   Guaranteed student loans                             390,492         268,270
   Other                                                 25,148          25,468
                                                    -----------     -----------
     Total loans, including loans held for sale     $ 1,673,778     $ 1,419,282
Less: Allowance for loan losses                         (19,660)        (15,444)
                                                    -----------     -----------
     Total loans, net                               $ 1,654,118     $ 1,403,838
                                                    ===========     ===========

                             SOUTHWEST BANCORP, INC.

                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS


                                                                                                       At
                                                                               At March 31,        December 31,      At March 31,
(Dollars in thousands, except per share data)                                       2005               2004              2004
----------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY AS OF PERIOD END:
----------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans (1)                                                             $   12,737         $   22,230         $   13,497
Restructured loans                                                                        -                  -                  -
90 day past due and accruing (2)                                                      1,117                929              2,284
                                                                                 ----------         ----------         ----------
   Total nonperforming loans (3)                                                 $   13,854         $   23,159         $   15,781
                                                                                 ==========         ==========         ==========
Other real estate owned                                                          $   11,902         $    4,937         $    1,938
Allowance for loan losses as a percentage of total loans                               1.17%              1.17%              1.09%
Allowance for loan losses as a percentage of nonperforming
   loans                                                                             141.91%             82.00%             97.86%
Nonperforming loans as a percentage of total loans                                     0.83%              1.43%              1.11%
Nonperforming assets as a percentage of total loans and other
   real estate                                                                         1.53%              1.72%              1.25%
Total charge-offs                                                                $    3,858         $   10,034         $    1,449
Total recoveries                                                                        218              1,148                180
                                                                                 ----------         ----------         ----------
   Net charge-offs                                                               $    3,640         $    8,886         $    1,269
                                                                                 ==========         ==========         ==========
Net charge-offs as a percentage of average loans                                       0.86%              0.58%              0.37%
----------------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS AS OF PERIOD END:
----------------------------------------------------------------------------------------------------------------------------------
Leverage ratio                                                                         8.75%              8.61%              9.21%
Tier I capital ratio                                                                  11.03%             10.88%             11.10%
Total capital ratio                                                                   13.89%             13.92%             14.63%
Tier I capital                                                                   $  176,397         $  168,847         $  151,818
Total capital                                                                       222,289            216,038            200,068
Total risk adjusted assets                                                        1,599,780          1,552,326          1,367,881
----------------------------------------------------------------------------------------------------------------------------------
OTHER MISCELLANEOUS INFORMATION AS OF PERIOD END:
----------------------------------------------------------------------------------------------------------------------------------
Goodwill                                                                         $      194         $      194         $      194
Mortgage Servicing Rights                                                             1,217              1,213              1,137
Non-mortgage Servicing Rights                                                            72                 76                 86
                                                                                 ----------         ----------         ----------
   Total Intangible Assets                                                       $    1,483         $    1,483         $    1,417
                                                                                 ==========         ==========         ==========

1-4 family mortgage loans serviced for others                                    $  126,202         $  125,353         $  122,751
Intangible amortization expense                                                          86                327                 79

FTE employees (at period end)                                                           367                355                333
Number of ATMs                                                                          292                289                288
Number of branches (4)                                                                   13                 11                  9
Number of loan production offices                                                         3                  5                  2


(1) The government-guaranteed portion of loans included in these totals were $2.0 million, $1.4 million, and $1.0 million, respectively.
(2) The government-guaranteed portion of loans included in these totals were $27,000, $38,000, and $96,000, respectively.
(3) The government-guaranteed portion of loans included in these totals were $2.0 million, $1.5 million, and $1.1 million, respectively.
(4) Includes branches for which regulatory approval has been received, but which were not accepting deposits at March 31, 2005.


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